REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT is made as of the 27th day of November, 1996, by and between Avant! Corporation, a Delaware corporation (the "Company"), and Badruddin Agarwala, on behalf of the shareholders and the holders of warrants listed on Schedule A hereto (collectively, the "Shareholders" and individually, a "Shareholder") of FrontLine Design Automation, Inc., a California corporation ("FrontLine").

                                    RECITALS

                  WHEREAS, the Company and FrontLine are parties to the Agreement and Plan of Reorganization dated October 9, 1996 (together with all exhibits, schedules, supplements and any amendments thereto, the "Plan of Reorganization"), pursuant to which the Company shall acquire all the outstanding shares of capital stock of FrontLine in exchange for shares of common stock (the "Common Stock") of the Company (the "Merger");

                  WHEREAS, the parties to the Plan of Reorganization have determined that in light of recent federal legislation it is in the best interests of the parties thereto to grant certain registration rights to the Shareholders as set forth herein; and

                  WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Plan of Reorganization;

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. Registration Rights The Company covenants and agrees as follows:

                  1.1   Definitions. For purposes of this Section 1:

                            (a) The term "Act" means the Securities Act of 1933,
as amended.

                            (b) The term "1934  Act"  shall mean the  Securities
Exchange Act of 1934, as amended.

                            (c)  The   terms   "register,"   "registered,"   and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                            (d) The  term  "Registrable  Securities"  means  the
Common Stock of the Company issued to the Shareholders in the Merger and shares of Common Stock of the Company issuable upon exercise of outstanding warrants, and any Common Stock of the Company issued as a dividend or other distribution with respect to such Common Stock.

                            (e)  The  term   "Rule  144"  shall  mean  Rule  144
promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

                            (f) The term  "SEC"  shall mean the  Securities  and
Exchange Commission.

                  1.2   Registration.

                            (a) If by  December  16,  1996  the SEC (A)  takes a
position in a definitive pronouncement (i.e. a no-action letter or interpretative release), that (i) a Nasdaq National Market company may not rely on a fairness hearing pursuant to Section 25142 of the California Corporations Code to avail itself of an exemption under Section 3(a)(10) of the Act, or (ii) any securities issued pursuant to such a fairness hearing and in reliance upon
Section 3(a)(10) are deemed to be restricted securities and therefore will not be freely transferable, or (B) fails to take a position in a definitive pronouncement with respect to the matters described in clause (A), then Avant! shall file on that date with the SEC a registration statement covering all of the Registrable Securities, and shall use its best efforts to have such registration statement declared effective within two days of the publication (within the meaning of Accounting Series Release No. 135 as amended, of the SEC) of financial results covering at least one month of combined operations of the Company and FrontLine, approximately January 21, 1997.

                            (b)  Notwithstanding  the foregoing,  if the Company
shall furnish to the Shareholders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer filing the registration statement referred to in Section 1.2(a) until December 26, 1996.

                            (c) In no event shall the Company's  insider trading
window be opened unless the registration statement has been declared effective by the SEC.

                   1.3. Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Shareholder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which is not available for the resale of the Registrable Securities, a registration statement on Form S-4 or any successor form, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Shareholders written notice of such registration. Upon the written request of the Shareholders given within ten (10) days after mailing of such notice by the Company in accordance with Section 2.5, the Company shall cause to be registered under the Act all of the Registrable Securities that the Shareholder has requested to be registered. In connection with any registration pursuant to this
Section 1.3 which involves the underwritten offering of the Company's securities, the Company shall not be required to include any of the
Shareholder's   securities   under  such   registration   statement  unless

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


the Shareholder agrees to enter into an underwriting agreement in the form agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Each Shareholder acknowledges and agrees that at the underwriters' sole discretion the Registrable Securities may be excluded entirely from such offering. In addition, if a registration is to be effected pursuant to a request by another holder of Common Stock of the Company, the Shareholder's right to participate in any such registration shall be subject to the prior consent of such holder which consent may be withheld in the holder's sole discretion.

                  1.4 Obligations of the Company.  Whenever  required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall:

                            (a)  Prepare  and file with the SEC, a  registration
statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, subject to the provisions below, use best efforts to, keep such registration statement effective for a period of two years or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises the Shareholders in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is thus necessary to amend the registration statement (including by reporting such information under the 1934 Act), the Shareholders shall suspend any further sale of Registrable Securities pursuant to the registration statement until the registration statement has been amended. In such event, the Company shall use best efforts to amend the registration statement as soon as reasonably practicable and in no event later than the earlier of (i) 10 days after the Company has advised Shareholders to suspend sales (which 10 day period may be extended, one time only, an additional 10 days (the "Additional Suspension") if the Board of Directors of the Company in its good faith judgment determines that such disclosure would be substantially detrimental to the Company; provided, however, that the Company shall only have the right to effect an Additional
Suspension not more than twice in any twelve month period) or (ii) the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock of the Company pursuant to the Company's insider trading policy. The Company shall not impose a suspension on the sale of Registrable Securities by the Shareholders unless the Company's insider trading window is closed. When selling Registrable Securities, a Shareholder shall follow the procedures set forth in Section 1.9 and may presume that no suspension is in effect if a trade is made in the manner described in that section.

                            (b) Subject to subsection  1.4(a),  prepare and file
with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                            (c)   Furnish   to   the   Shareholders   requesting
registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the

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

requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                            (d) Use best  efforts to  register  and  qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders holding a majority of the Registrable Securities; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                  1.5 Information from Shareholders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of a Shareholder that such Shareholder shall furnish to the Company such information regarding himself or herself, the Registrable Securities held by him or her, and the intended method of disposition of such securities as shall be reasonably requested by the Company and required to effect the registration of the Registrable Securities.

                  1.6  Expenses of Registration.    All    expenses    of    the
Shareholders, except commissions, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company;
provided, however, that the Company shall not be required to pay any professional fees of the Shareholders other than the fees of a special counsel to the Shareholders (not to exceed $15,000).

                  1.7 No Assignment of Registration Rights. The registration rights provided hereunder are not assignable, except to a transferee upon the death of a Shareholder, a personal legal representative in the event of incapacity of the Shareholder or otherwise by operation of law. Notwithstanding the foregoing, the registration rights provided hereunder may be assigned by a Shareholder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a "Shareholder" under this Agreement; provided that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer (A) the further disposition of such securities by the transferee or assignee is restricted under the Act, (B) that such transferee or assignee is a member of the immediate family of the Shareholder or a trust for the benefit of any Shareholder that is an individual (or for the benefit of an immediate family member of such Shareholder), and (C) that such transfer or assignment consists of at least 25,000 shares of the Registrable Securities or all of the Registrable Securities held by such Shareholder.

                  1.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                            (a) The Company  will  indemnify  and hold  harmless
each Shareholder and any controlling person of such Shareholder against any losses, claims, damages, or liabilities

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

(joint or several) to which he may become subject under the Act, the 1934 Act, or other federal or State laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act or other federal or State law; and the Company will pay to Shareholder, as incurred, any legal or other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8 (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Shareholder. In addition, the Company shall not be liable for any untrue statement or omission in any prospectus if a supplement or amendment thereto correcting such untrue statement or omission was delivered to Shareholder prior to the pertinent sale or sales by Shareholder.

                            (b)  Each   Shareholder   will  indemnify  and  hold
harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Shareholder selling securities in such registration statement and any controlling person of any such Shareholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Shareholder expressly for use in connection with such registration; and Shareholder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Shareholder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by Shareholder.

                            (c) Promptly after receipt by an  indemnified  party
under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to

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

the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

                            (d)  If the  indemnification  provided  for in  this
Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                            (e) The  obligations of the Company and  Shareholder
under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                            (f)  Notwithstanding  the  foregoing,  to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 1.9 Termination of Registration Rights. The registration rights provided in this Section 1 shall terminate with respect to a particular
Shareholder if: (A) the Registrable Securities owned by such Shareholder have been held for the necessary holding period under Rule 144 and all shares of Registrable Securities held by such Shareholder may be sold pursuant to Rule 144 in any three (3) month period, or (B) the SEC takes a position in a definitive pronouncement after the date hereof that (i) a Nasdaq National Market company may rely on a fairness hearing pursuant to Section 25142 of the California Corporations Code to avail itself of an exemption under Section 3(a)(10) of the Act, or (ii) any securities issued pursuant to such a

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


fairness hearing and in reliance upon Section 3(a)(10) are not deemed to be restricted securities and therefore will be freely transferable. Upon the termination of registration rights pursuant to Section 1.9 (B), the Company shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities.

                  1.10 Notice by Selling Shareholders. Each Shareholder who intends to sell any or all of his shares of Registrable Securities pursuant to the provisions of this Section 1 shall give advance telephonic notice to John Huyett, the Company's Chief Financial Officer (408-738-8881), of such intention and shall be free to sell any or all of his shares of Registrable Securities if such Shareholder has not received notice to the contrary within three (3) business hours of such telephonic notice.

                  2.  Miscellaneous.

                  2.1 General. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  2.6  Expenses.    If  any  action  at  law  or  in  equity  is
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  2.7  Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholders holding a majority of the Registrable Securities.

                  2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

                  2.10 Removal of Restrictive Legends. In the event that the registration rights terminate in accordance with Section 1.8(B), then the Company shall remove any restrictive legends on certificates evidencing the Registrable Securities except for such legends relating to restrictions under applicable affiliates agreements.


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


                  IN  WITNESS   WHEREOF,   the  parties   have   executed   this
Registration Rights Agreement as of the date first above written.

                        AVANT! CORPORATION



                        By:   /s/ JOHN P. HUYETT
                              --------------------------------------------------
                              John P. Huyett, Chief Financial Officer and
                              Vice President of Financial and Administrative Services, and Treasurer


                        Address:
                        Avant! Corporation
                        1208 East Arques Avenue
                        Sunnyvale, CA  94086



                        BADRUDDIN AGARWALA, ON BEHALF OF
                        FRONTLINE SHAREHOLDERS



                        Signature  /S/ BADRUDDIN AGARWALA
                                 -------------------------------


                        Address:    42684 Brentwood Court
                                --------------------------------
                                    Fremont, CA 94533
                        ----------------------------------------



                        Copy to: Heller, Erhman, White & McAuliffe
                                       525 University Avenue
                                       Palo Alto, CA 94301
                                       Facsimile 415-324-0638
                                       Attention: Richard Friedman